EXHIBIT 3.1

AMENDED AND RESTATED AS OF APRIL 26, 2013

BYLAWS

OF

UNITED STATES LIME & MINERALS, INC.

ARTICLE ONE

OFFICES

The Corporation may have, in addition to its registered office in the State of Texas, such other offices and places of business at such locations, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meetings. An annual meeting of the shareholders shall be held each year on a date and at a time designated by the Board of Directors.  At the meeting, the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Restated Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least ten (10) percent of all the shares entitled to vote at the proposed special meeting, unless the Restated Articles of Incorporation provide for a number of shares greater than or less than ten (10) percent, but not greater than fifty (50) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Restated Articles of Incorporation. Only business within the purpose or purposes described in the notice of special meeting of shareholders may be conducted at the meeting.

Section 3. Place of Meetings. Meetings of the shareholders shall be held at such places, within or without the state of Texas, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 4. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 5. Notice of Meetings. Written or printed notice stating the place, day and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, reliable overnight or same-day courier or any mode of electronic transmission consented to by the shareholder, by or at the direction of the President, the Secretary or the body, officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.  A consent to receive notice by electronic transmission may be revoked by the shareholder by giving written notice to the Corporation.  If the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary, an Assistant Secretary, or the transfer agent of the Corporation or another person responsible for delivering the notice on behalf of the Corporation knows that two consecutive deliveries of notice by electronic transmission were unsuccessful, the shareholder’s consent is deemed revoked.  Notice shall be deemed to have been given at the time when delivered personally or by reliable overnight or same-day courier or deposited in the mail or if sent by electronic communication when transmitted by facsimile number provided by the shareholder for the purpose of receiving notice, transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice, posted on an electronic network and a message has been sent to the shareholder at the address provided by the shareholder for purpose of alerting the shareholder of a posting, or communicated to the shareholder by any other mode of electronic transmission consented to by the shareholder.

An affidavit of the mailing or other means of giving any notice of any meeting of the shareholders, executed by the Secretary, an Assistant Secretary or the transfer agent of the Corporation or another person responsible for delivering the notice on behalf of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

Section 6. Quorum of Shareholders. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of the shareholders for the transaction of business, except as otherwise provided by statute, the Restated Articles of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the the shareholders, either (i) the chairman of the meeting or (ii) the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, and present in person or represented by proxy, shall be the act of the  meeting, unless the vote of a greater number is required by statute, the Restated Articles of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except as and to the extent otherwise provided by statute or by the Restated Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (i) a pledgee; (ii) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or (v) a party to a voting trust or agreement created under Title 1. Chapter 6. Subchapter F. of the Texas Business Organizations Code. Each proxy shall be filed with the Secretary prior to or at the time of the meeting.

Section 8. Action Without a Meeting. Any action required to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof.

Section 9. Telephone Meetings. Subject to the provisions of any statute and these Bylaws regarding notice of meetings, shareholders may, unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE THREE

BOARD OF DIRECTORS

Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Restated Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. Number and Qualifications. The Board of Directors shall consist of five (5) directors, which number may be increased or decreased from time to time by amendment to these Bylaws; provided, however, that at no time shall the number of directors be less than one (1), and no decrease shall have the effect of shortening the term of any incumbent director. None of the directors need be shareholders of the Corporation or residents of the State of Texas.

Section 3. Election and Term of Office. At each annual meeting of the shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Section 4. Removal: Filling of Vacancies. Any or all of the directors may be removed, either for or without cause, at any meeting of the shareholders called expressly for that purpose, by the affirmative vote, in person or by proxy, of the holders of a majority of the shares then entitled to vote in an election of directors. Any vacancy occurring in the Board of Directors, resulting from the death, resignation, retirement, disqualification or removal from office of any director, or otherwise than as the result of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or may be filled by election at any annual or special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of any increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one (1) or more directors by the shareholders, or may be filled by election at any annual or specia1 meeting of the shareholders called for that purpose; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

Section 5. Place of Meetings. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Texas.

Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

Section 7. Regular Meetings. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors.  Except as otherwise provided by statute, the Restated Articles of Incorporation or these Bylaws, any and all business may be transacted at any regular meeting.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours’ notice to each director, either personally or by mail or by email or fax. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute, the Restated Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9. Quorum and Manner of Acting. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by or in the manner provided by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, the Restated Articles of Incorporation or these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Restated Articles of Incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally convened.

Section 10. Action Without a Meeting. Unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.  An electronic transmission by a director, consenting to an action to be taken and transmitted by a director, is considered written, signed and dated if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.

Section 11. Telephone Meetings. Subject to the provisions of any statute and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by the Board may, unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, participate in and hold a meeting of the Board or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 12. Interested Directors and Officers. No contract or transaction between the Corporation and one (1) or more of its directors or officers or between the Corporation and any other Corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;  (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 13. Directors’ Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Advisory Directors. The Board of Directors may appoint such number of advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office for the term for which he is elected or until his earlier death, resignation, retirement or removal by the Board. The advisory directors may attend and be present at the meetings of the Board, although a meeting of the Board may be held without notice to the advisory directors and the advisory directors shall not be considered in determining whether a quorum of the Board is present. The advisory directors shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board; provided, however, that the advisory directors shall not be entitled to vote on any matter presented to the Board.

Section 15. Directors Emeritus. The Board of Directors may appoint directors emeritus as provided in Article Three Section 14 hereof. All regular directors who have served as such for not less than ten (10) successive years at the time of the annual meeting of the shareholders next succeeding their retirement shall be eligible to be appointed as a director emeritus to serve until his death, resignation, retirement or removal by the Board. Directors emeritus shall be considered as advisory directors.

ARTICLE FOUR

NOTICES

Section 1. Manner of Giving Notice. Whenever under the provisions of any statute, the Restated Articles of Incorporation or these Bylaws, notice is required to be given to any committee member, director or shareholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, or reliable overnight or same-day courier, addressed to such member, director or shareholder at his address as it appears on the records or (in the case of a shareholder) the stock transfer books of the Corporation, or by any mode of electronic transmission consented to by such member, director or shareholder. Any notice required or permitted to be given by mail shall be deemed to be delivered when the same shall be thus deposited in the United States mail.

Section 2. Waiver of Notice. Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation by any statute, the Restated Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors or a committee shall constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3. When Notice Not Required. Any notice required to be given to any shareholder by statute, the Restated Articles of Incorporation or these Bylaws need not be given to the shareholder if: (i) notice of two (2) consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all but in no event less than two (2) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12)-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then-current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE FIVE

EXECUTIVE COMMITTEE

Section 1. Constitution and Powers. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors fixed by or in the manner provided by these Bylaws, may designate two (2) or more directors (with such alternates, if any, as may he deemed desirable) to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board is not in session, all the authority and powers of the Board in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, however, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by the Texas Business Organizations Code or other applicable stature, the Restated Articles of Incorporation or these Bylaws is required or specified to be taken by vote of a specified proportion of the number of directors fixed by or in the manner provided by these Bylaws, or by the Board, as such. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. So far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed by the Board of Directors at its first meeting after each annual meeting of shareholders and, unless sooner discharged by affirmative vote of a majority of the number of directors fixed by or in the manner provided by these Bylaws, shall hold office until their respective successors are duly appointed and qualify or until their earlier respective deaths, resignations, retirements or removal.

Section 2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any two (2) members thereof at any time on twenty-four (24) hours’ notice to each member, either personally or by mail or by email or fax. Except as may be otherwise expressly provided by statute, the Restated Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Executive Committee, at each meeting thereof, may designate one of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify.

Section 3. Records. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the Executive Committee, or the Committee may, in its discretion, appoint its own secretary.

Section 4. Vacancies. Any vacancy in the Executive Committee may be filled by the affirmative vote of a majority of the number of directors fixed by or in the manner provided by these Bylaws.

ARTICLE SIX

OTHER COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the number of directors fixed by or in the manner provided by these Bylaws, designate two (2) or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose permitted by statute, the Restated Articles of Incorporation and these Bylaws.

ARTICLE SEVEN

OFFICERS, EMPLOYEES AND AGENTS;

POWERS AND DUTIES

Section 1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one (1) or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any, as the Board shall deem appropriate), a Secretary and a Treasurer. None of the elected officers, with the exception of the Chairman of the Board and the Vice Chairman of the Board, need be a member of  the Board of Directors.

Section 2. Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.

Section 3. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem appropriate, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board or by the Executive Committee.

Section 4. Two or More Offices. Any two (2) or more offices may be held by the same person.

Section 5. Compensation. The compensation of all executive officers of the Corporation shall be fixed from time to time by the Board of Directors or a Compensation Committee. The Board of Directors or the Compensation Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

Section 6. Term of Officer; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is duly elected and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 7. Chairman of the Board. The Chairman of the Board shall preside when present at meetings of the shareholders and of the Board of Directors. He shall advise and counsel the President and the other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

Section 8. Vice Chairman of the Board. The Vice Chairman of the Board shall generally assist, shall report to, and shall undertake such special projects as assigned to him by the Chairman of the Board and, subject to the provisions of these Bylaws, shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Board of Directors, the Executive Committee or the Chairman of the Board. In the event of the absence or disability of the Chairman of the Board, his duties shall be performed and his powers may be exercised by the Vice Chairman of the Board, unless otherwise determined by the Board of Directors, the Executive Committee or the Chairman of the Board.

Section 9. President. The President shall be the chief executive officer of the Corporation and shall report to the Board of Directors. Subject to the provisions of these Bylaws, he shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business. In the event of the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the shareholders and of the Board of Directors. He shall have the power and general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix the compensation of all such persons whose compensation is not fixed by the Board of Directors or the Compensation Committee, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of president of a Corporation, except as otherwise provided by statute, the Restated Articles of Incorporation or these Bylaws. In the event of the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Executive Committee or the Board of Directors.

Section 10. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors,

Section 11. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and committees thereof and shall keep and attest true records of all proceedings at all such meetings. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a Corporation. In the event of the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

Section 12. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

Section 13. Chief Financial Officer. The Chief Financial Officer of the Corporation shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall supervise all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall supervise the receipt, review and consolidation of all operating and financial statements of the Corporation and its various subsidiaries and departments; shall have supervision of the books of account of the Corporation and their arrangement and classification; shall supervise the accounting and financial reporting practices of the Corporation; and shall have charge of all matters relating to taxation. The Chief Financial Officer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedures established by the Board or the Executive Committee; shall advise upon all terms of credit granted by the Corporation; shall supervise the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Chief Financial Officer shall generally perform all duties usually appertaining to the office of chief financial officer of a Corporation. In the event of the absence or disability of the Chief Financial Officer, his duties shall be performed and his powers may be exercised by the Treasurer unless otherwise determined by the Chief Financial Officer, the President, the Executive Committee or the Board of Directors.

Section 14. Treasurer. The Treasurer shall generally assist the Chief Financial Officer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Chief Financial Officer, the President, the Executive Committee or the Board of Directors.

Section 15. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Chief Financial Officer, the Treasurer, the President, the Executive Committee or the Board of Directors.

Section 16. Additional Powers and Duties. In addition to the foregoing especially enumerated powers duties and services, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Restated Articles of Incorporation or these Bylaws, or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

ARTICLE EIGHT

SHARES AND TRANSFERS OF SHARES

Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of statute, the Restated Articles of Incorporation and these Bylaws shall be delivered representing all shares with respect to which shareholders request such certificates. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State Texas, the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of such officers may be facsimiles.

Section 2. Lost Certificates. The Board of Directors, the Executive Committee, the President or such other officer or officers or any agent of the Corporation as the Board may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or any such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers of Shares. Shares of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. If a certificate representing shares is presented to the Corporation or the transfer agent of the Corporation with a request to register transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer, cancel the old certificate and, if requested, issue a new certificate if:

(i) the certificate is duly endorsed;

(ii) reasonable assurance is given that those endorsements are genuine and effective;

(iii) the Corporation has no duty as to adverse claims or has discharged the duty;

(iv) any applicable law relating to the collection of taxes has been complied with; and

(v) the transfer is in fact rightful or is to a bona fide purchaser.

Section 4. Registered Shareholders.  Prior to the due presentment for registration or transfer of shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. When shares are registered in the stock transfer books of the Corporation in the names of two (2) or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that a party or parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm or Corporation (including the surviving joint owner or owners individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares.

ARTICLE NINE

INDEMNIFICATION

Section 1. Indemnification of Directors. The Corporation shall indemnify a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director of the Corporation against any judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner described below, that the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the Corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the Corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that, if the person is found liable to the Corporation or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

The determinations required above that the person has satisfied the prescribed conduct and belief standards must be made (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two (2) or more directors who at the time of the vote are not named defendants or respondents in the proceeding, (c) by special legal counsel selected by the Board or a committee of the Board by vote as set forth in clause (a) or (b) of this sentence, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. The determination as to reasonableness of expenses must be made in the same manner as the determination that the person has satisfied the prescribed conduct and belief standards, except that, if the determination that the person has satisfied the prescribed conduct and belief standards is made by special legal counsel, the determination as to reasonableness of expenses must be made by the Board of Directors or a committee of the Board by vote as set forth in clause (a) or (b) of the immediately preceding sentence or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors.

The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements for indemnification set forth above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Notwithstanding any other provision of these Bylaws, the Corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Section 2. Advancement of Expenses to Directors. Reasonable expenses incurred by a director who was, is, or is threatened to be made, a named defendant or respondent in a proceeding, or incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding, shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without any of the determinations specified in Section 1 of this Article, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 1 of this Article and a written undertaking by or on behalf of such director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to the director by the Corporation must be an unlimited general obligation of the director but need not be secured and it may be accepted without reference to financial ability to make repayment.

Section 3. Officers. The Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that it is required to indemnify and advance expenses to directors under these Bylaws or by statute. In addition, the Corporation may indemnify and advance expenses to an officer of the Corporation to such further extent, consistent with statute, as may be provided by the Restated Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

Section 4. Others. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent that it is required to indemnify and advance expenses to directors under these Bylaws or by statute. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation for profit subject to the provisions of the Texas Business Organizations Code, Corporation for profit organized under laws other than the laws of the State of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the same extent that it is required to indemnify and advance expenses to directors under this Article or by statute. The Corporation may indemnify and advance expenses to an employee, agent or other person serving at the request of the Corporation (as described above in this Section 4) who is not a director to such further extent, consistent with statute, as may be provided by the Restated Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

Section 5. Insurance and Other Arrangements. The Corporation may purchase and maintain insurance or establish and maintain other arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation for profit subject to the provisions of the Texas Business Organizations Code, Corporation for profit organized under laws other than the laws of the State of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability by statute or under these Bylaws. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or other arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation.

Without limiting the power of the Corporation to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund; (ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be purchased, procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or other arrangement shall not be voidable, and shall not subject the directors approving the insurance or other arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or other arrangement.

Section 6. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article or the provisions of any statute shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12)-month period immediately following the date of the indemnification or advance.

Section 7. Entitlement. These indemnification provisions shall inure to each of the directors, officers, employees and agents of the Corporation, and other persons serving at the request of the Corporation (as provided in this Article), whether or not the claim asserted against him is based on matters that antedate the adoption of this Article, and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any other rights to which he may be entitled.

Section 8. Definitions. For purposes of this Article:

(a) The term “expenses” includes court costs and attorneys’ fees;

(b) The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

(c) The term “director” means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation for profit subject to the provisions of the Texas Business Organizations Code, Corporation for profit organized under laws other than the laws of the State of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise;

(d) The term “corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the

Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article;

(e) The term “official capacity” means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but does not include service for any other Corporation for profit subject to the provisions of the Texas Business Organizations Code or Corporation for profit organized under laws other than the laws of the State of Texas or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and

(f) The Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted to be taken by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 9. Severability. The provisions of this Article are intended to comply with Title 1. Chapter 8. Subchapters B. and C. of the Texas Business Organizations Code. To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statute or the Restated Articles of Incorporation, the Corporation’s power to indemnify or advance expenses under such provision shall be limited to that permitted by such statute and the Restated Articles of Incorporation and any limitation required by such statute or the Restated Articles of Incorporation shall not affect the validity of any other provision of this Article.

ARTICLE TEN

MISCELLANEOUS

Section 1. Distributions and Share Dividends. Distributions in the form of dividends and share dividends on the outstanding shares of the Corporation, subject to any restrictions in the Restated Articles of Incorporation and to the limitations imposed by statute, may be declared by the Board of Directors at any regular or special meeting. Distributions in the form of dividends may be declared and paid in cash, in property, or in evidences of the Corporation’s indebtedness, or in any combination thereof, and may be declared and paid in combination with share dividends. Distributions of cash or property (tangible or intangible) made or payable by the Corporation, whether in liquidation or from earnings, profits, assets or capital, including all distributions that were payable but not paid to the registered owner of the shares, his heirs, successors or assigns but that are now being held in suspense by the Corporation or that were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the person registered as owner of the shares in the Corporation’s stock transfer books as of the record date determined for the distribution, his heirs, successors or assigns. The person in whose name the shares are or were registered in the stock transfer books of the Corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time.

Section 2. Reserves. The Corporation may, by resolution of the Board of Directors, create a reserve or reserves out of its surplus or designate or allocate any part or all of its surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

Section 3. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Seal. The seal of the Corporation shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

Section 6. Loans and Guaranties. The Corporation may lend money to, guaranty obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation and is consistent with applicable law and other requirements.

Section 7. Closing of Transfer Books and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed, sent, or transmitted as provided by these Bylaws, or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. When a determination of shareholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 8. Surety Bonds. Such officers and agents of the Corporation (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

Section 9. Gender. Words of any gender used in these Bylaws shall be construed to include each other gender, unless the context requires otherwise.

ARTICLE ELEVEN

AMENDMENTS

These Bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present or by unanimous written consent of all the directors, unless (i) by statute or the Restated Articles of Incorporation the power is reserved exclusively to the shareholders in whole or in part, or (ii) the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal that bylaw. Unless the Restated Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal or adopt the Bylaws even though the Bylaws may also be amended, repealed or adopted by the Board of Directors.